Exhibit 10.81

FIFTH AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Fifth Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of July 23, 2009, between CCIP KNOLLS, L.L.C., a Delaware limited liability company, with an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”) and HAMILTON ZANZE & COMPANY, a California corporation, with an address at 37 Graham Street, Suite 200B, San Francisco, California 94129 (“ Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of May 12, 2009 as amended by (i) that certain First Amendment to Purchase and Sale Contract dated as of June 4, 2009 (ii) that certain Reinstatement of and Second Amendment to Purchase and Sale Contract dated as of July 1, 2009, (iii) that certain Third Amendment to Purchase and Sale Contract dated as of July 10, 2009 and (iv) that certain Fourth Amendment to Purchaser and Sale Contract dated as of July 20, 2009 (collectively, the “ Agreement”) with respect to the sale of certain property known as The Knolls located in El Paso County, Colorado, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Initial Deposit.           The Initial Deposit is non-refundable, subject to the provisions of Section 2.2.5 (ii), (iii), (iv) and (v).

3.      Feasibility Period.      Purchaser's right to terminate the Agreement pursuant to Section 3.2 thereof is hereby permanently waived, and Purchaser shall have no further right to terminate the Agreement pursuant to the terms of said Section 3.2.

4.      Additional Deposit.    No later than 5:00 p.m. on Wednesday, July 29, 2009, Buyer shall deliver the Additional Deposit to Escrow Agent.  Upon such delivery, the total Deposit being held in escrow by the Escrow Agent shall be $283,000.  Of such $283,000, a total of $150,000 (i.e., the Initial Deposit of $141,500 plus an additional $8,500) shall be non-refundable (the “ Nonrefundable Deposit”), and, unless this Contract is terminated for an event described in Section 2.2.5 (ii), (iii), (iv) or (v), Purchaser shall have no right to receive a refund of this Nonrefundable Deposit, even in the event of a permitted termination of this Contract for any reason.

5.      Financing Contingency.  The following is added as Section 4.8.

4.8.            Purchaser Financing Contingency.

(a)  If Purchaser is unable to secure financing for the purchase of the Property on or before September 8, 2009 and such failure is not caused by Purchaser, then Purchaser shall have the right to terminate this Contract by delivering written notice to Seller on or before the Closing Date.  In the event of such a termination, the Nonrefundable Deposit shall be delivered to Seller, the remainder of the Deposit shall be returned to Purchaser and thereafter, this Contract shall be of no further force and effect subject to and except for the Survival Provisions.

(b)  If Purchaser does not terminate this Contract on or before September 8, 2009, then the entire Deposit shall be non-refundable, and, unless this Contract is terminated for a Seller default, Purchaser shall have no right to receive a refund of any portion of the Deposit, even in the event of a permitted termination of this Contract for any reason.

6.      Closing Date.

            (a)        The first sentence of Section 5.1.1 is hereby deleted and replaced as follows:

“The Closing shall occur on September 21, 2009 (the " Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

            (b)        Section 5.1.2 is hereby deleted in its entirety.

7.      Closing Credit.  At the Closing, Purchaser shall receive a credit against the Purchase Price in the amount of $800,000 in connection with certain capital improvements and repairs to the Property.

8.      Miscellaneous.           This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP KNOLLS, L.L.C.,

a Delaware limited liability company

By:     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES,

          LP SERIES B,

          a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC.,

         a Delaware corporation, its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By:  /s/Kurt Houtkooper

Name:  Kurt Houtkooper

Title:  CIO